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EXHIBIT 21.1

EnergySolutions Inc.
Subsidiaries of the Registrant

        The following table sets forth all subsidiaries of the Company, other than subsidiaries that, when considered in the aggregate, would not constitute a significant subsidiary, including the percentage of issued and outstanding voting securities beneficially owned by the Company:

EnergySolutions, LLC, a Utah limited liability company	100.00%
BNG America, LLC, a Delaware limited liability company	100.00%
BNG America Savannah River Corp., a Delaware corporation	100.00%
Manufacturing Sciences Corp., a Colorado corporation	100.00%
EnergySolutions Spent Fuel Division, Inc., a Delaware corporation	100.00%
EnergySolutions Fuel Services, LLC, a Delaware corporation	100.00%
ZionSolutions, LLC, a Delaware corporation	100.00%
EnergySolutions Water Systems, LLC, a Utah limited liability company	100.00%
Property Value Restoration, LLC, a Delaware limited liability company	100.00%
EnergySolutions Company, Inc., a Delaware corporation	100.00%
EnergySolutions Diversified Services, Inc., a Delaware corporation	100.00%
Weskem, LLC	26.00%
Duratek, Inc., a Delaware corporation	100.00%
Duratek Services, Inc., a Tennessee corporation	100.00%
Hittman Transport Services, Inc., a Delaware corporation	100.00%
GTSD Sub. IV, Inc., a Delaware corporation	100.00%
Chem Nuclear, LLC, a Delaware corporation	100.00%
EnergySolutions Canada Corporation, an Ontario corporation	100.00%
Monserco, Limited, an Ontario corporation	100.00%
EnergySolutions Federal EPC, Inc., a Delaware corporation	100.00%
EnergySolutions EU Ltd., a company incorporated in England & Wales	100.00%
UK Waste Management Solutions Limited	52.00%
Safeguard International Solutions Ltd., a company incorporated in England & Wales	100.00%
Reactor Sites Management Company Ltd., incorporated in England and Wales	100.00%
Magnox North, Ltd., a company incorporated in England and Wales	100.00%
Magnox South, Ltd., a company incorporated in England and Wales	100.00%
EnergySolutions Italia S.R.L	100.00%
EnergySolutions Federal Services, Inc., a Delaware corporation	100.00%
EnergySolutions Federal Services of Hanford, Inc., a Delaware corporation	100.00%
Isotek Systems, LLC, a Tennessee limited liability company	45.00%
Uranium Disposition Services, LLC, a Tennessee limited liability company	26.00%
TPMC—EnergySolutions Environmental Services, LLC	49.00%
Livermore Remediation Services, LLC	49.00%
EnergySolutions of Ohio, LLC, a Delaware limited liability company	100.00%
EnergySolutions Midwest, LLC, a Delaware limited liability company	100.00%
EnergySolutions Performance Strategies, Inc, a Georgia Corporation	100.00%
LATA/Parallax, LLC	49.00%
West Valley Environmental Services, LLC	100.00%

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EnergySolutions Inc. Subsidiaries of the Registrant